E-Filed

Colorado Secretary of State
Date and Time: 05/03/2019 12:31 PM
ID Number: 19961022067

Document number: 20191385873
Amount Paid: $10.00

Document must be filed electronically.
Paper documents are not accepted.
Fees & forms are subject to change.
For more information or to print copies
of filed documents, visit www.sos.state.co.us.

ABOVE SPACE FOR OFFICE USE ONLY

Statement of Change
Changing the Registered Agent Information
filed pursuant to § 7-90-305.5 and § 7-90-702 of the Colorado Revised Statutes (C.R.S.)

1. The entity ID number and the entity name, or, if the entity does not have an entity name, the true name are

Entity ID number: 19961022067
(Colorado Secretary of State ID number)

Entity name or True name: NAERODYNAMICS, INC.

2. *(If applicable, adopt the following statement by marking the box and enter all changes.)*

☒ The registered agent name has changed.

Such name, as changed, is

Name (if an individual): ______ *(Last)* ______ *(First)* ______ *(Middle)* ______ *(Suffix)*

or

(if an entity): Registered Agents Inc.

(Caution: Do not provide both an individual and an entity name.)

(The following statement is adopted by marking the box.)

☒ The person appointed as registered agent has consented to being so appointed.

3. *(If applicable, adopt the following statement by marking the box and enter all changes.)*

☒ The registered agent address of the registered agent has changed.

Such address, as changed, is

Street address: 1942 Broadway Street, STE 314C
(Street number and name)

Boulder *(City)* CO *(State)* 80302 *(ZIP Code)*

Mailing address (leave blank if same as street address): ______
(Street number and name or Post Office Box information)

______ *(City)* CO *(State)* ______ *(ZIP Code)*

4. *(If applicable, adopt the following statement by marking the box.)*

☒ The person appointed as registered agent has delivered notice of the change to the entity.

5. *(If applicable, adopt the following statement by marking the box and include an attachment.)*

☐ This document contains additional information as provided by law.

6. *(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document are ____________________.
(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

7. The true name and mailing address of the individual causing this document to be delivered for filing are

Shishova	Tatiana		
(Last)	*(First)*	*(Middle)*	*(Suffix)*

1942 Broadway Street, STE 314C
(Street number and name or Post Office Box information)

Boulder	CO	80302
(City)	*(State)*	*(ZIP/Postal Code)*

	United States.
(Province – if applicable)	*(Country)*

(If applicable, adopt the following statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).